                                                               Exhibit 23.1



                           CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of Boston Properties, Inc. on Forms S-3 (File Numbers, 333-36142, 333-39114, 333-40618, 333-51024, 333-58694, 333-60219, 333-61799, 333-64902,
333-68379, 333-69375, 333-70765, 333-80513, 333-81355, 333-82498, 333-83859,
333-83861, 333-83863, 333-83867, 333-83869, 333-86585, and 333-91425) and on
Forms S-8 (File Numbers 333-52845, 333-54550, 333-70321, and 333-81824) of
our report dated January 25, 2002, except for Notes 20 and 21, as to which the date is November 14, 2002, relating to the financial statements and financial statement schedule, which appears in this Form 8-K.

November 14, 2002